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                    [SYNTHETIC INDUSTRIES, L.P. LETTERHEAD]


                               IMPORTANT REMINDER


                                                              October 10, 1997


Dear Limited Partner:

     We have previously mailed to you proxy materials relating to the Special Meeting of Limited Partners of Synthetic Industries, L.P. to be held on Friday, October 24, 1997.

     According to our latest records, we have not received your Proxy for this important meeting. Regardless of the number of Units you own, it is important that they are represented and voted at the meeting. If you have not already mailed your Proxy, please take a moment to sign, date and mail the enclosed duplicate Proxy promptly in the return envelope provided for your convenience.

     If you did not receive or cannot locate the Joint Proxy Statement and Prospectus for the Special Meeting, please call the Solicitation Agent at
(800) 488-8095 to receive a copy.

     Thank you for your cooperation.

                                             Sincerely,



                                             SI Management, L.P.
                                             General Partner